1st Quarter Fiscal 2021 Earnings Slide Deck Exhibit 99.2

Safe-Harbor Statement This presentation contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions, and the Company’s actual financial condition and results of operations, to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For full financial statement information, please see the Company’s earnings release dated January 7, 2021.

First Quarter Summary Revenue Operating Income Diluted EPS Revenues decreased $0.9 million compared to prior year Irrigation increased $4.1 million Infrastructure decreased $5.0 million Operating income decreased $4.8 million compared to prior year results Irrigation increased $0.8 million Infrastructure decreased $4.5 million Corporate expense increased $1.1 million, primarily due to timing of certain expenses compared to the prior year Amounts in millions, except per share amounts

First Quarter Financial Summary Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment.

Current Market Factors As of November 2020, U.S. corn prices have increased 15 percent and soybean prices have increased 29 percent from a year ago. The increases resulted from lower crop production coupled with higher demand for exports to China. Net farm income for 2020 is projected to be $119.6 billion, an increase of 43 percent from a year ago. The increase is coming from higher cash receipts from crops as well as from higher federal government direct farm program payments. The EPA has not finalized Renewable Fuels Standard (RFS) volume requirements for 2021, citing the difficulty in forecasting demand for gasoline sales during the coronavirus pandemic. Food security has become an increased concern in certain international markets, which can lead to increased interest in irrigation development. Irrigation Infrastructure The five-year $305 billion U.S. highway bill enacted in December 2015 (the “FAST Act”) was set to expire September 30, however Congress and the Administration have approved the Continuing Appropriations Act, which extended the FAST Act for one year. This extension includes an additional $13.6 billion added to the Highway Trust Fund. Construction activity has slowed globally as a result of delays in approvals and government budget constraints caused by the coronavirus pandemic. The Federal Covid-19 relief bill signed December 27 includes $10 billion of emergency aid for state departments of transportation to help fund eligible projects. Our “shift left” strategy continues to gain traction in increasing the addressable market for Road Zipper System® sales and lease opportunities.

Irrigation Segment North America revenue decreased $0.8 million Lower engineering services revenue related to project in prior year that did not repeat Higher irrigation equipment unit sales volume International revenue increased $4.8 million Higher unit sales volume in several regions Unfavorable currency impact of $2.4 million Operating income increased $0.8 million Higher irrigation system unit volume Lower engineering services revenue Negative impact from absorption of higher raw material and freight costs Revenue Operating Income North America International FY20 FY21 Amounts in millions Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment.

Infrastructure Segment Total revenue decreased $5.0 million Large Road Zipper System® order delivered in the prior year that did not repeat Lower sales of road safety products Higher Road Zipper System® lease revenue Road Zipper System® sales funnel remains active Operating income decreased $4.5 million Lower revenue in higher margin product lines Negative impact from higher raw material and other costs compared to the prior year Revenue Operating Income Amounts in millions Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment.

COVID-19 Update Innovative Market Leader – Sustainable Solutions Lindsay’s products and technologies support the following critical infrastructure sectors as defined by the Department of Homeland Security (CISA.gov) and other global government agencies: Food and Agriculture – our irrigation business supports the production of food and the conservation of water and energy Transportation Systems – our infrastructure business supports the movement of people and goods efficiently, safely and securely Lindsay’s production facilities are considered “business essential” and will remain operational as long as we 1) have demand for our products, 2) are allowed to remain open by local governments, and 3) can provide for the safety of our employees. At the present time, all of our facilities are operational. Other potential business impacts associated with COVID-19 include but are not limited to: additional facility closures and the duration of such closures, supply chain disruption and additional costs, logistics delays, border closures, workforce disruption, reduced demand for our products and services, delay in the implementation of projects and other effects that may result from a general economic downturn. Lindsay is well positioned with a strong balance sheet and sufficient liquidity as we face the uncertainty and challenges presented by the COVID-19 pandemic. As of November 30, 2020, we have: Available liquidity of $196.4 million, with $146.4 million in cash, cash equivalents and marketable securities and $50.0 million available under revolving credit facility Total debt of $115.9 million, of which $115.0 million matures in 2030 A funded debt to EBITDA leverage ratio (as defined in our credit agreements) of 1.5 compared to a covenant limit of 3.0

Financial Flexibility Strengthening our balance sheet and managing leverage. Managing operations to minimize customer disruption and ensure continuity of supply. Business Continuity Safety First Prioritizing safety with work-from-home policy, safety practices at all locations and restricting non-essential travel. Playing Offense Positioning Lindsay to emerge a stronger company. Our COVID-19 Response Protecting the health and well-being of our employees is a top priority, as is maintaining frequent communication and providing important updates.

Innovation Leadership: Addressing Global Megatrends Capitalizing on global megatrends Key Trends Food Security Water Scarcity Land Availability Mobility Safety Reducing Emissions Labor Savings

Strong Commitment to Sustainable Practices Our mission is to provide solutions that conserve natural resources, enhance the quality of life for people, and expand our world’s potential. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity 1 2 3 4 5

Summary Balance Sheet

Summary of Cash Flow

Capital Allocation – A Balanced Approach Allocation History (1) Other includes debt repayments, net cash sources/uses from note receivables, net investment hedges, stock compensation and related tax benefits. Targeted cash balance of $60-75 million, including international accounts To support cyclical and seasonal fluctuations in working capital and projected capital expenditures $115 million in Senior Notes maturing on 2/19/30 at annual interest rate of 3.82% The Company’s prioritization for cash use: Organic growth initiatives Capital expenditures - expected to be $15-20 million in fiscal 2021 Dividend payments Synergistic acquisitions that leverage core capabilities Excess cash invested in opportunistic share repurchases Allocation Plan